UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

HMS Holdings Corp.
 (Exact name of registrant as specified in its charter)

New York	000-50194	11-3656261
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Park Avenue South, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7965

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

On June 9, 2010, HMS Holdings Corp. (the “Registrant”) held its Annual Meeting of Shareholders. Holders of an aggregate of 27,151521 shares of the Registrant’s common stock at the close of business on April 30, 2010 were entitled to vote at the meeting, of which 25,104,280 were present in person or represented by proxy. At the Annual Meeting, the Registrant’s shareholders voted as follows:

Proposal One.    To elect four directors for a term expiring on the date of our 2012 Annual Meeting of Shareholders, or at such time as their successors have been duly elected and qualified.

		Against/	Broker
Name of Nominee	For	Withheld	Non-Votes
Robert H. Holster	19,246,802	3,178,806	2,678,672
James T. Kelly	21,876,611	548,897	2,678,672
William C. Lucia	21,051,563	1,374,045	2,678,672
William S. Mosakowski	18,965,399	529,137	2,678,672

Messrs. Holster, Kelly, Lucia and Mosakowski were each elected to serve as directors for a term expiring on the date of our 2012 Annual Meeting of Shareholders.

Proposal Two. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

		Against/	Broker
	For	Withheld	Non-Votes
Total Shares Voted	24,381,413	712,747	-

The appointment of KPMG LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2010

HMS HOLDINGS CORP.

By:	/s/ Walter D. Hosp

Walter D. Hosp
Chief Financial Officer (Principal Financial Officer and Accounting Officer)